Exhibit 99.1

April 5, 2012

Contact:	W. Thomas Mears
President and Chief Executive Officer
Shore Bank
(757) 787-7023

GERI H. WARREN JOINS SHORE BANK AS SENIOR VICE PRESIDENT

To Lead Bank’s Entry Into Delaware as Head of New Loan Production Office in Sussex County

Norfolk, Virginia, April 5, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Geri H. Warren has joined Shore Bank as Senior Vice President.  Warren will lead Shore Bank’s entry into the Delaware market as head of a new Loan Production Office in Sussex County, which is expected to open in June.  In the interim, she will be based in Shore Bank’s Loan Production Office in Ocean City, Maryland.

Warren joins Shore Bank with over four decades of lending and branch management experience on the Delmarva Peninsula and specialized expertise in community bank real estate lending.  From 1995 to March, 2012, Warren was a Vice President and Relationship Manager/Lender with PNC Bank and Mercantile Peninsula Bank, which was acquired by PNC Bank in 2007.  Previously, she served in a number of positions with Baltimore Trust Company in Selbyville and

Fenwick Island, Delaware from 1970 to 1994, including serving as Assistant Vice President and Branch Manager of the Fenwick Island branch from 1980 to 1994.

Douglas J. Glenn, President and Chief Executive Officer of the Company and BHR, said, “We are excited about expanding our presence and lending capabilities in the core Delmarva Peninsula market by opening our first office in Delaware.  We continue our efforts to position the Company to drive high-quality loan growth in the coming years by attracting bankers like Geri, who are among the most talented and experienced in these markets.”

W. Thomas Mears, President and CEO of Shore Bank, said, “Geri is ideally suited to lead our entry into Delaware as head of our new Loan Production Office in Sussex County.  She brings over four decades of banking experience and a deep understanding of the communities and businesses in the region and their banking needs.”

Over the course of her career, Warren has been involved in numerous business, civic and community organizations in Sussex County, including holding a variety of positions on the Bethany/Fenwick Chamber of Commerce and serving on the American Institute of Banking Board Sussex Chapter, the State Committee of the Delaware Bankers Association and the Board of BFACC Economic Development Committee.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding growth opportunities or entry into the Delaware market.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and

"Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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